UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 14, 2005

Cooper Cameron Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13884	76-0451843
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-513-3300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On November 11, 2004, the Board of Directors of the Company determined the material terms of options to be granted to selected participants, including certain executive officers, under the Company's Amended and Restated Long-Term Incentive Plan. The stock option grants were effective as of November 22, 2004, at a grant price of $50.31, and were executed by grantees beginning January 14, 2005. The options vest in three annual increments of one-third each year beginning one year from the date of grant and expiring seven years from the date of grant. The stock option grants will become immediately vested in the event of a participant's death or disability and vested stock option awards will be exercisable 36 months after retirement by a participant.

A form of Stock Option Agreement is attached as an Exhibit to this Current Report and is incorporated herein by reference.

Individual Awards to Executive Officers
On November 22, 2004, the Board of Directors awarded the following options: 20,000 shares to John Carne, Vice President and President of the Cooper Cameron Valves division; 30,000 shares to William C. Lemmer, Senior Vice President, General Counsel and Secretary; 35,000 shares to Jack B. Moore, Vice President and President of the Cameron division; 20,000 shares to Robert J. Rajeski, Vice President and President of the Cooper Compression division; 20,000 shares to Jane C. Schmitt, Vice President, Human Resources; and 18,000 shares to Charles M. Sledge, Vice President and Controller.

Item 9.01. Financial Statements and Exhibits.

The following is being furnished as an exhibit to this report.

Exhibit 10.1 Form of Stock Option Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Cameron Corporation

January 17, 2005	By:	William C. Lemmer

Name: William C. Lemmer
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Stock Option Agreement under the Cooper Cameron Corporation Amended and Restated Long-Term Incentive Plan